                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of: (i) our supplemental report dated January 14, 1994, included in the Abbott Laboratories Form 10-K for the year ended December 31, 1993; (ii) our report dated January 14, 1994, incorporated by reference in Abbott Laboratories Form 10-K for the year ended December 31, 1993; and, (iii) our report dated April 16, 1994, included in Abbott Laboratories Stock Retirement Plan Form 11-K for the year ended December 31, 1993, and to all references to our Firm included in this registration statement.



                                          /s/ ARTHUR ANDERSEN LLP
                                          --------------------------------------
                                          ARTHUR ANDERSEN LLP

Chicago, Illinois
December 15, 1994



                                   Page 8 of 8